                                                                 EXHIBIT 10.54


                             PHARMACOPEIA, INC.
                          1994 INCENTIVE STOCK PLAN

                              AMENDMENT NO. 8

Pursuant to the power reserved to it in Section 14 of the Pharmacopeia, Inc. 1994 Incentive Stock Plan, as amended (the "PLAN"), the Board of Directors of Pharmacopeia, Inc. hereby amends the Plan, effective June 30, 2000, as follows:

1.     A new Section 8(b)(vii) is hereby added to the Plan to read as follows:

       "RETIREMENT. At any time after May 1, 2001, the Plan Administrator shall have the ability and authority at the time an Option is granted to an Employee to provide that if the Optionee's employment is terminated for reasons other than Misconduct after the Optionee has attained age 55 and completed five years of service with the Company and/or a Parent or a
Subsidiary:

       (A) the Option shall continue to vest for up to three years following such termination of employment according to the same vesting schedule as is then in effect under the Option, provided that such continued vesting will not extend beyond the original date of expiration of the Option, and/or

       (B) The Optionee will have a period of up to three years after such termination of employment to exercise the Option, provided such exercise period will not extend beyond the original date of expiration of the Option.

       Notwithstanding the foregoing, if the Plan Administrator implements this retirement vesting provision in an Option after May 1, 2001, the Plan Administrator shall implement such retirement vesting provision in all Options granted to Employees thereafter.

       To record the adoption of this Amendment No. 8, Pharmacopeia has caused its authorized officers to affix its corporation name and seal as of this 30th day of June, 2000.

CORPORATE SEAL                             PHARMACOPEIA, INC.



Attest: /s/ Thomas M. Carney                 By: /s/ Joseph A. Mollica
        ----------------------------            ----------------------------
        Thomas M. Carney,                       Joseph A. Mollica,
        Secretary                               Chairman of the Board, President
                                                and Chief Executive Officer